Exhibit 10.4

INTERCREDITOR AGREEMENT

by and among

BANK OF AMERICA, N.A.,

as First Lien Agent,

and

PATHLIGHT CAPITAL, LLC,

as Second Lien Agent,

dated as of March 28, 2013

TABLE OF CONTENTS

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 28, 2013 among (a) BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “First Lien Agent”) for (i) the financial institutions party from time to time to the First Lien Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “First Lien Lenders”) and (ii) any First Lien Bank Products Affiliates and First Lien Cash Management Affiliates (each as defined below) (such First Lien Bank Products Affiliates and First Lien Cash Management Affiliates, together with the First Lien Agent and the First Lien Lenders, the “First Lien Secured Parties”), and (b) PATHLIGHT CAPITAL, LLC, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “Second Lien Agent”) for the financial institutions party from time to time to the Second Lien Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “Second Lien Lenders” and together with the Second Lien Agent and the Second Lenders, the “Second Lien Secured Parties”), and acknowledged by (c) SEQUENTIAL BRANDS GROUP, INC. (the “Borrower”), a Delaware corporation, and (d) each of the Guarantors (as defined below) which are signatories to this Agreement.

RECITALS

A. Pursuant to that certain First Lien Term Loan Agreement dated as of the date hereof, by and among the Borrower, the Guarantors (as hereinafter defined), the First Lien Lenders and the First Lien Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “First Lien Credit Agreement”), the First Lien Lenders have agreed to make certain loans to or for the benefit of the Borrower.

B. Pursuant to the Guaranty (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, the “First Lien Guaranty”) by certain subsidiaries of the Borrower (the “Guarantors”) in favor of the First Lien Secured Parties, the Guarantors have agreed to guarantee the payment and performance of the Borrower’s obligations under the First Lien Loan Documents (as hereinafter defined) as provided in the First Lien Guaranty.

C. As a condition to the effectiveness of the First Lien Credit Agreement and to secure the obligations of the Borrower and the Guarantors (the Borrower, the Guarantors and each other direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any First Lien Loan Document, collectively, the “First Lien Loan Parties”) under and in connection with the First Lien Loan Documents, the First Lien Loan Parties have granted to the First Lien Agent (for the benefit of the First Lien Secured Parties) Liens on the Collateral (as hereinafter defined).

D. Pursuant to that certain Second Lien Term Loan Agreement dated as of the date hereof, by and among the Borrower, the Guarantors, the Second Lien Lenders and the Second Lien Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Second Lien Loan Agreement”), the Second Lien Lenders have agreed to make certain loans to the Borrower.

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E. Pursuant to the Guaranty (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, the “Second Lien Guaranty”) by the Guarantors in favor of the Second Lien Secured Parties, the Guarantors have agreed to guarantee the payment and performance of the Borrower’s obligations under the Second Lien Loan Documents (as hereinafter defined) as provided in the Second Lien Guaranty.

F. As a condition to the effectiveness of the Second Lien Credit Agreement and to secure the obligations of the Borrower and the Guarantors (the Borrower, the Guarantors and each other direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any Second Lien Loan Document, collectively, the “Second Lien Loan Parties”) under and in connection with the Second Lien Loan Documents, the Second Lien Loan Parties have granted to the Second Lien Agent (for the benefit of the Second Lien Secured Parties) Liens on the Collateral.

G. Each of the First Lien Agent (on behalf of the First Lien Secured Parties) and the Second Lien Agent (on behalf of the Second Lien Secured Parties) and, by their acknowledgment hereof, the First Lien Loan Parties and the Second Lien Loan Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.1. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Accounts, Security, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2. Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, any Person which, directly or indirectly, controls, is controlled by or is under common control with any Person.

“Agent(s)” means individually the First Lien Agent or the Second Lien Agent and collectively means both the First Lien Agent and the Second Lien Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

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“Bank Products” shall have the meaning assigned to that term in the First Lien Credit Agreement.

“Bank Product Obligations” shall mean all obligations with respect to Bank Product Agreements.

“Bank Product Agreement” shall mean any agreement pursuant to which a First Lien Bank Product Affiliate agrees to provide Bank Products to a Loan Party.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Cash Management Services” shall mean any cash management services provided to any Loan Party by the First Lien Agent or any First Lien Lender or any of their respective Affiliates, including, without limitation, automated clearinghouse transfer transactions, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, but excluding for purposes of determining the Maximum First Lien Facility Amount, all credit card processing services and credit or debit cards.

“Cash Management Services Agreement” shall mean any agreement pursuant to which any First Lien Cash Management Affiliate agrees to provide Cash Management Services.

“Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted to the First Lien Agent or the Second Lien Agent under any of the First Lien Security Documents or the Second Lien Security Documents, together with all rents, issues, profits, products and Proceeds thereof.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

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“Discharge of First Lien Obligations” shall mean the payment in full in cash of all outstanding First Lien Obligations (other than contingent indemnity obligations with respect to then unasserted claims). If, at any time prior to or simultaneously with the occurrence of the Discharge of First Lien Obligations, the Loan Parties enter into (x) any refinancing of the First Lien Obligations, which refinancing is permitted under the terms of this Agreement or (y) DIP Financing provided by one or more of the First Lien Lenders and the First Lien Agent to one or more Loan Parties and such DIP Financing is entered into in accordance with Section 6.1, then, in each case, the Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Discharge of Second Lien Obligations” shall mean the payment in full in cash of all outstanding Second Lien Obligations (other than contingent indemnity obligations with respect to then unasserted claims). If, at any time prior to or simultaneously with the occurrence of the Discharge of Second Lien Obligations, the Loan Parties enter into any refinancing of the Second Lien Obligations, which refinancing is permitted under the terms of this Agreement, then the Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Disposition” shall mean the sale, transfer, license, sublicense, lease or other disposition of any property by any Person, whether in one transaction or in a series of transactions.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Loan Party now or hereafter has any right, title or interest.

“Excess First Lien Obligations” shall mean First Lien Obligations constituting (a) the aggregate outstanding principal amount of loans made pursuant to the First Lien Loan Documents (including under any DIP Financing provided by any First Lien Secured Party) in excess of the Maximum First Lien Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such amounts, (b) any early termination fee, make-whole payment or prepayment fee payable under the First Lien Credit Agreement, (c) all Bank Products Obligations, and (d) all Obligations on account of credit card processing services and credit or debit cards.

“Excess Second Lien Obligations” shall mean Second Lien Obligations constituting (a) the aggregate outstanding principal amount of loans made pursuant to the Second Lien Loan Documents (including under any DIP Financing provided by any Second Lien Secured Party) in excess of the Maximum Second Lien Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such amounts and (b) any early termination fee, make-whole payment or prepayment fee payable under the Second Lien Credit Agreement.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

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(b) the consent by the First Lien Agent to a Disposition by any Loan Party of any of the Collateral during the continuance of any First Lien Event of Default;

(c) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien in the Collateral under any of the Loan Documents, under applicable law, in an Insolvency Proceeding or otherwise, including, without limitation, the exercise by a Secured Party of any voting rights relating to any equity interests included in the Collateral;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager, or interim receiver of all or part of the Collateral;

(e) the exercise of rights by the First Lien Agent under the First Lien Loan Documents to require certain depository institutions to deliver Proceeds of Collateral to the First Lien Agent; and

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) acceleration by the relevant Secured Parties of the maturity of the First Lien Obligations or the Second Lien Obligations, as the case may be, or (ii) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection.

“First Lien Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” under any First Lien Credit Agreement.

“First Lien Bank Products Affiliate” shall mean the First Lien Agent, any First Lien Lender or any Affiliate of any First Lien Lender or First Lien Agent that has entered into a agreement relating to Bank Products with a First Lien Loan Party with the obligations of such First Lien Loan Party thereunder being secured by one or more First Lien Security Documents, together with their respective successors, assigns and transferees.

“First Lien Cash Management Affiliate” shall mean any First Lien Agent, First Lien Lender or any Affiliate of an First Lien Lender or First Lien Agent that provides Cash Management Services to any of the First Lien Loan Parties with the obligations of such First Lien Loan Parties thereunder being secured by one or more First Lien Security Documents, together with their respective successors, assigns and transferees.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the First Lien Obligations in accordance with the terms hereof (including any credit agreement in connection with a DIP Financing provided by any of the First Lien Secured Parties pursuant to Section 6.1(a) hereof), whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder; provided that any such increase shall be in accordance with the terms and conditions of this Agreement.

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“First Lien Event of Default” shall mean an Event of Default as defined in the First Lien Credit Agreement.

“First Lien Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by an Guarantor guaranteeing, inter alia, the payment and performance of the First Lien Obligations.

“First Lien Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any First Lien Credit Agreement.

“First Lien Loan Documents” shall mean the First Lien Credit Agreement, the First Lien Guaranty, the First Lien Security Documents, all agreements relating to Bank Products between any First Lien Loan Party and any First Lien Bank Products Affiliate, all Cash Management Services Agreements between any First Lien Loan Party and any First Lien Cash Management Affiliate, those other ancillary agreements as to which any First Lien Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any First Lien Loan Party or any of its respective subsidiaries or Affiliates, and delivered to the First Lien Agent or any other First Lien Secured Party, in connection with any of the foregoing or any First Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“First Lien Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“First Lien Obligations” shall mean all obligations (including all “Obligations” under and as defined in the First Lien Credit Agreement) of every nature of each First Lien Loan Party from time to time owed to the First Lien Secured Parties, or any of them, under any First Lien Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such First Lien Loan Party, would have accrued on any First Lien Obligation), reimbursement of amounts drawn under letters of credit, payments for early termination of Bank Products, Cash Management Services, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the First Lien Loan Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“First Lien Recovery” shall have the meaning set forth in Section 5.3(a).

“First Lien Secured Parties” shall have the meaning to that term in the introduction to this Agreement.

“First Lien Security Documents” shall mean all “Security Documents” as defined in the First Lien Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with the First Lien Loan Documents, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

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“Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

“Guarantor” shall have the meaning assigned to such term in the recitals to this Agreement.

“Inadvertent Overadvances” shall mean the funding of any loan under the First Lien Credit Agreement which did not result in an Overadvance when made but which has, on the relevant date of determination, become an Overadvance as the result of circumstances beyond the reasonable control of the First Lien Agent or the First Secured Parties (including as the result of the entry of an adverse order for use of cash collateral by the United States Bankruptcy Court), including (i) a decline in the value of the Collateral, (ii) errors or fraud on any report produced by the Loan Parties calculating the covenants set forth in Section 7.15(b) of the First Lien Credit Agreement and Section 7.15(b) of the Second Lien Credit Agreement, (iii) any failure of the First Lien Loan Parties to comply with Section 6.18(b) of the First Lien Credit Agreement, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans (as defined in the First Lien Credit Agreement) or other similar involuntary or unintentional actions, or (v) any other circumstance beyond the reasonable control of the First Lien Agent or the First Lien Secured Parties that results in the reduction of the Realizable Orderly Liquidation Value (as defined in the First Lien Credit Agreement) of the Collateral.

“Inadvertent Overadvance Amounts” shall mean the aggregate amount of Overadvances which have resulted from any and all Inadvertent Overadvances.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall have the meaning given to such term in the First Lien Credit Agreement.

“Lender(s)” means individually, the First Lien Lenders or the Second Lien Lenders and collectively means all of the First Lien Lenders and the Second Lien Lenders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off arising by operation of law or pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

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“Lien Priority” shall mean with respect to any Lien of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“Loan Parties” shall mean the First Lien Loan Parties and the Second Lien Loan Parties.

“Maximum First Lien Facility Amount” shall mean, on any date of determination thereof, an amount equal to (a) $45,000,000, plus (b) the aggregate amount of all Indebtedness advanced by any First Lien Secured Party pursuant to the right of first refusal set forth in Section 6.17 of the First Lien Credit Agreement, provided that any such Indebtedness under this clause (b) that would cause the Loan to Value Percentage (as defined in the Second Lien Credit Agreement as in effect on the Closing Date) to be greater than the maximum amount permitted pursuant to Section 7.15(b) of the Second Lien Credit Agreement (as such Section 7.15(b) is in effect on the Closing Date without giving effect to any amendments thereto) at the time of, and after giving effect to, any such advance made pursuant to Section 6.17 of the First Lien Credit Agreement and the acquisition of any Intellectual Property by the Borrower or any of its Subsidiaries shall not be included in the Maximum First Lien Facility Amount; for clarity any Inadvertent Overadvance shall not be deemed violative of this proviso, plus (c) First Lien Obligations under Cash Management Services Agreement, plus (d) any additional principal amount extended pursuant to a DIP Financing permitted pursuant to Section 6.1(a) hereof, minus (e) the amount of any permanent repayment of the First Lien Obligations made after the date hereof.

“Maximum Second Lien Facility Amount” shall mean (a) $20,000,000, plus (b) any additional principal amount extended pursuant to a DIP Financing permitted pursuant to Section 6.1(c) hereof, minus (c) the amount of any permanent repayment of the Second Lien Obligations made after the date hereof.

“Overadvance” shall mean the principal amount of all Loans under the First Lien Credit Agreement which exceed the sum of the amounts set forth in clauses (a) and (b) of the definition of “Maximum First Lien Facility Amount”.

“Party” shall mean the First Lien Agent or the Second Lien Agent, and “Parties” shall mean both the First Lien Agent and the Second Lien Agent.

“Person” shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

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“Purchase Notice” shall have the meaning set forth in Section 7.1.

“Remedy Standstill Period” shall mean, so long as no Insolvency Proceeding has been commenced by or against any Loan Party (in which case, the provisions of Article 6 shall apply), with respect to a Second Lien Event of Default, the period commencing on the date of the First Lien Agent’s receipt of written notice from the Second Lien Agent that a Second Lien Event of Default has occurred and is continuing, and ending on earlier to occur of (i) with respect to a Second Lien Event of Default under Section 8.01(a) of the Second Lien Credit Agreement (as in effect on the Closing Date), the date which is ten (10) days after receipt of such notice, (ii) with respect to any other Second Lien Event of Default, the date which is thirty (30) days after receipt of such notice and (iii) the date on which the Discharge of First Lien Obligations has occurred. Such written notice from the Second Lien Agent to the First Lien Agent shall reference this Agreement, declare a “Remedy Standstill Period” to commence.

“Second Lien Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” under any Second Lien Credit Agreement.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Second Lien Obligations in accordance with the terms hereof (including any credit agreement in connection with a DIP Financing provided by any Second Lien Secured Party pursuant to Section 6.1(c) hereof), whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder; provided that any such increase shall be in accordance with the terms and conditions of this Agreement.

“Second Lien Event of Default” shall mean an Event of Default as defined in the Second Lien Credit Agreement.

“Second Lien Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by a Guarantor guaranteeing, inter alia, the payment and performance of the Second Lien Obligations.

“Second Lien Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any Second Lien Credit Agreement.

“Second Lien Loan Documents” shall mean the Second Lien Credit Agreement, the Second Lien Guaranty, the Second Lien Security Documents, those other ancillary agreements as to which any Second Lien Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Second Lien Loan Party or any of its respective subsidiaries or Affiliates, and delivered to the Second Lien Agent, in connection with any of the foregoing or any Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

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“Second Lien Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Obligations” shall mean all obligations of every nature of each Second Lien Loan Party from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Second Lien Loan Party, would have accrued on any Second Lien Obligation), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Second Lien Loan Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Second Lien Prepayment Fee” shall mean any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the Second Lien Loan Documents.

“Second Lien Recovery” shall have the meaning set forth in Section 5.3(b).

“Second Lien Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the Second Lien Agent to the First Lien Agent as provided in Section 2.3, provided that the Second Lien Remedies Exercise Date shall not be deemed to have occurred if prior to the expiration of the Remedy Standstill Period the First Lien Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Collateral (as to which enforcement the First Lien Agent will consult with (but not require the consent of) the Second Lien Agent in order to maximize the recovery value of the Collateral) or if the Second Lien Event of Default giving rise to the Remedy Standstill Period is no longer continuing at the time of such Second Lien Remedies Exercise Date.

“Second Lien Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Second Lien Security Documents” shall mean all “Security Documents” as defined in the Second Lien Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with any Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Secured Parties” shall mean the First Lien Secured Parties and the Second Lien Secured Parties.

“Triggering Event” means (a) the acceleration of the First Lien Obligations, (b) the First Lien Agent’s Exercise of Secured Creditor Remedies with respect to any portion of the Collateral, (c) the occurrence of a Second Lien Event of Default as a result of a failure to make payment of any Second Lien Obligation when due under the terms of the Second Lien Loan Documents, or (d) the commencement of an Insolvency Proceeding with respect to any Loan Party.

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“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein); provided that any terms used herein which are defined by reference to the First Lien Credit Agreement or the Second Lien Credit Agreement and are subject to the modification restrictions set forth in Section 5.2 of this Agreement shall mean such terms as defined in the First Lien Credit Agreement as of the date hereof or the Second Lien Credit Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided further that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2.
LIEN PRIORITY

Section 2.1. Priority of Liens.

(a) Subject to the proviso in subclause (a) of Section 4.1, notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the First Lien Agent or the First Lien Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Second Lien Agent or the Second Lien Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the First Lien Agent or the Second Lien Agent (or First Lien Secured Parties or Second Lien Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the First Lien Loan Documents or the Second Lien Loan Documents, (iv) whether the First Lien Agent or the Second Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, or (v) the date on which the First Lien Obligations or the Second Lien Obligations are advanced or made available to the Loan Parties, the First Lien Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby agree that:

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(1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the First Lien Obligations (other than, except as provided in clauses (5) and (7), below, the Excess First Lien Obligations);

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures all or any portion of the First Lien Obligations (other than the Excess First Lien Obligations) shall in all respects be senior and prior to all Liens granted to the Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the Second Lien Obligations;

(3) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures all or any portion of the Excess First Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the Second Lien Obligations (other than, except as provided in clause (6), below, the Excess Second Lien Obligations);

(4) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations (other than Excess Second Lien Obligations) shall in all respects be senior and prior to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations;

(5) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures the Excess First Lien Obligations set forth in clause (b) of the definition thereof shall in all respects be senior and prior to all Liens granted to the Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the Excess Second Lien Obligations;

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(6) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures the Excess Second Lien Obligations set forth in clause (b) of the definition thereof shall in all respects be junior and subordinate to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations set forth in clause (b) of the definition thereof, and shall in all respects be senior and prior to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations set forth in clauses (a), (c), and (d) of the definition thereof;

(7) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures the Excess First Lien Obligations set forth in clauses (a), (c), and (d) of the definition thereof shall in all respects be junior and subordinate to all Liens granted to the Second Lien Agent and the Second Lien Secured Parties in the Collateral to secure all or any portion of the Excess Second Lien Obligations set forth in clause (b) of the definition thereof, and shall in all respects be senior and prior to all Liens granted to the Second Lien Agent and the Second Lien Secured Parties in the Collateral to secure all or any portion of the Excess Second Lien Obligations set forth in clause (a) of the definition thereof; and

(8) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures the Excess Second Lien Obligations set forth in clause (a) of the definition thereof shall in all respects be junior and subordinate to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations set forth in clauses (a), (c), and (d) of the definition thereof.

(b) The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that, prior to or concurrently herewith, the First Lien Agent, for the benefit of itself and the First Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Second Lien Agent has been granted Liens and the Second Lien Agent hereby consents thereto. The First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that, concurrently herewith, the Second Lien Agent, for the benefit of itself and the Second Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the First Lien Agent has been granted Liens and the First Lien Agent hereby consents thereto. The subordination of Liens by the Second Lien Agent and the First Lien Agent in favor of one another as set forth herein shall not be deemed to subordinate the Second Lien Agent’s Liens or the First Lien Agent’s Liens to the Liens of any other Person nor be affected by the subordination of such Liens to any other Lien.

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Section 2.2. Waiver of Right to Contest Liens.

(a) The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the First Lien Agent and the First Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that none of the Second Lien Agent or the Second Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the First Lien Agent or any First Lien Secured Party under the First Lien Loan Documents with respect to the Collateral. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the First Lien Agent or any First Lien Secured Party seeks to enforce its Liens in any Collateral. The foregoing shall not be construed to prohibit the Second Lien Agent from enforcing the provisions of this Agreement.

(b) The First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Second Lien Agent or the Second Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The First Lien Agent, for itself and on behalf of the First Lien Secured Parties, agrees that none of the First Lien Agent or the First Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Second Lien Agent or any Second Lien Secured Party under the Second Lien Loan Documents with respect to the Collateral, subject to and in accordance with the terms of this Agreement. The foregoing shall not be construed to prohibit the First Lien Agent from enforcing the provisions of this Agreement.

(c) Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Section 2.3. Remedies Standstill.

(a) Following the occurrence of any Second Lien Event of Default and until the expiration of the Remedy Standstill Period, the Second Lien Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Collateral. On or after the Second Lien Remedies Exercise Date, upon ten (10) Business Days prior written notice to the First Lien Agent (which notice may be delivered to the First Lien Agent during the Remedy Standstill Period but in no event more than fifteen (15) days prior to the expiration thereof), the Second Lien Agent may take, for the benefit of the Second Lien Secured Parties, one or more of the following actions at the same or different times in respect of the Second Lien Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period:

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(1) the Exercise of Any Secured Creditor Remedies (including, without limitation, foreclosure upon and taking possession of the Collateral); provided, however, that until the earlier of the date on which the Discharge of First Lien Obligations has occurred and the Second Lien Remedies Exercise Date, the Second Lien Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Second Lien Loan Documents on account of the Collateral; and

(2) exercise any and all other remedies under the Second Lien Loan Documents and applicable law available to the Second Lien Secured Parties with respect to the Collateral, all subject to the proviso set forth in Section 2.3(a)(1) above.

(b) All Proceeds of the Collateral received by the Second Lien Agent shall be turned over to the First Lien Agent for prompt application in accordance with Section 4.1(a) hereof. This Section 2.3 shall not be construed to in any way limit or impair the rights of the Second Lien Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the First Lien Agent, so long as it does not delay or interfere in any material respect with the exercise by the First Lien Secured Parties of their respective rights as provided in this Agreement.

(c) Nothing contained herein shall impair the Second Lien Agent’s or any Second Lien Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties (other than any remedies against any the Collateral) pursuant to the Second Lien Loan Documents; (ii) to accelerate any of the Second Lien Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the Second Lien Obligations; (iv) to institute a lawsuit to collect its debt or, after the expiration of the Remedy Standstill Period, the filing, or the participation in a filing, of any involuntary bankruptcy petition or other Insolvency Proceeding in respect of any Credit Party; provided, however, that in the event that the Second Lien Agent or any Second Lien Secured Party becomes a judgment Lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Second Lien Obligations are subject to this Agreement; (v) to exercise any of its rights or remedies with respect to the Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Second Lien Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the First Lien Agent, or the rights of the First Lien Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions, or agreements which assert rights or interests available to unsecured creditors arising under the Second Lien Loan Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited in its capacity of a secured creditor or in any other capacity by the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

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(d) Nothing contained herein shall impair the First Lien Agent’s or any First Lien Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties or the Collateral pursuant to the First Lien Loan Documents; (ii) to accelerate any of the First Lien Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the First Lien Obligations; (iv) to institute a lawsuit to collect its debt (including the filing, or the participation in a filing, of any involuntary bankruptcy petition or other Insolvency Proceeding in respect of any Loan Party); (v) to file a claim or statement of interest with respect to the First Lien Obligations; (vi) to take any action (not adverse to the perfection status of, and validity and value of, the Liens of the Second Lien Agent, or the rights of the Second Lien Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (vii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the First Lien Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (viii) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions, or agreements which assert rights or interests available to unsecured creditors arising under the First Lien Loan Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited in its capacity of a secured creditor or in any other capacity by the terms of this Agreement; and (ix) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

Section 2.4. Release of Liens.

In the event of (A) any private or public sale of all or any portion of the Collateral in connection with any Exercise of Secured Creditor Remedies by the First Lien Agent or with the consent of the First Lien Agent after the occurrence and during the continuance of a First Lien Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the First Lien Loan Documents and the Second Lien Loan Documents or consented to by the requisite First Lien Lenders and the requisite Second Lien Lenders, the Second Lien Agent agrees, on behalf of itself and the Second Lien Lenders that such sale, transfer or other disposition will be free and clear of the Liens on such Collateral securing the Second Lien Obligations, and the Second Lien Agent’s and the Second Lien Secured Parties’ Liens with respect to the Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the First Lien Secured Parties’ Liens on such Collateral; provided that, for the avoidance of doubt, the Second Lien Secured Parties’ Liens in respect of the Proceeds of such Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the First Lien Secured Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to repay obligations, such Proceeds shall be applied in accordance with Section 4.1(a). In furtherance of, and subject to, the foregoing, the Second Lien Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the First Lien Agent in connection therewith. The Second Lien Agent hereby appoints the First Lien Agent and any officer or duly authorized person of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Second Lien Agent does not take such action within five (5) days after written notice, in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the First Lien Agent’s own name, from time to time, in the First Lien Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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Section 2.5. No New Liens. (a) Until the date upon which the Discharge of First Lien Obligations shall have occurred, the parties hereto agree that no Second Lien Secured Party shall acquire or hold any Lien (other than any judgment lien as set forth in Section 2.3(c) above) on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the First Lien Agent under the First Lien Loan Documents. If any Second Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the First Lien Agent under the First Lien Loan Documents, then the Second Lien Agent (or the relevant Second Lien Secured Party) shall, without the need for any further consent of any other Second Lien Secured Party, the Borrower or any Guarantor and notwithstanding anything to the contrary in any other Second Lien Loan Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the First Lien Agent as security for the First Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the First Lien Agent in writing of the existence of such Lien.

(a) Until the date upon which the Discharge of Second Lien Obligations shall have occurred, the parties hereto agree that no First Lien Secured Party shall acquire or hold any Lien (other than any judgment lien as set forth in Section 2.3(c) above) on any assets of any Loan Party securing any First Lien Obligation which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Loan Documents. If any First Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any First Lien Obligation which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Loan Documents, then the First Lien Agent (or the relevant First Lien Secured Party) shall, without the need for any further consent of any other First Lien Secured Party, the Borrower or any Guarantor and notwithstanding anything to the contrary in any other First Lien Loan Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Second Lien Agent as security for the Second Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Second Lien Agent in writing of the existence of such Lien.

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Section 2.6. Waiver of Marshalling.

Until the Discharge of First Lien Obligations, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3.
ACTIONS OF THE PARTIES

Section 3.1. Certain Actions Permitted. The Second Lien Agent and the First Lien Agent may make such demands or file such claims in respect of the Second Lien Obligations or the First Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Secured Party of the payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Agent or any Second Lien Secured Party of rights or remedies as a secured creditor (including set-off) with respect to the Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the First Lien Agent or any First Lien Secured Party of the payments of interest, principal and other amounts owed in respect of the First Lien Obligations.

Section 3.2. Agent for Perfection. The First Lien Agent, for and on behalf of itself and each First Lien Secured Party, acknowledges and agrees to hold all Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents or bailees for the First Lien Agent) as agent for the benefit of, and on behalf of, the Second Lien Agent and the Second Lien Secured Parties solely for the purpose of perfecting the security interest granted to the Second Lien Agent in such Collateral, subject to the terms and conditions of this Section 3.2. None of the First Lien Agent or the First Lien Secured Parties shall have any obligation whatsoever to the Second Lien Agent or the Second Lien Secured Parties to assure that the Collateral is genuine or owned by the Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the First Lien Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the Second Lien Agent for purposes of perfecting the Lien held by the Second Lien Agent. The First Lien Agent is not and shall not be deemed to be a fiduciary of any kind for the Second Lien Secured Parties or any other Person.

Section 3.3. Sharing of Information and Access; Notices of Default.

(a) In the event that the First Lien Agent shall, in the exercise of its rights under the First Lien Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Collateral, the First Lien Agent shall, upon request from the Second Lien Agent and as promptly as practicable thereafter, either make available to the Second Lien Agent such books and records for inspection and duplication or provide to the Second Lien Agent copies thereof. In the event that the Second Lien Agent shall, in the exercise of its rights under the Second Lien Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the Collateral, the Second Lien Agent shall, upon request from the First Lien Agent and as promptly as practicable thereafter, either make available to the First Lien Agent such books and records for inspection and duplication or provide the First Lien Agent copies thereof.

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(b) Each Agent shall give to the other Agent concurrently with the giving thereof to any Loan Party (a) a copy of any written notice by such Agent of an First Lien Event of Default or a Second Lien Event of Default, as the case may be, or a written notice of demand for payment from any Loan Party and (b) a copy of any written notice sent by such Agent to any Loan Party stating such Agent’s intention to exercise any material enforcement rights or remedies against such Loan Party, including written notice pertaining to any foreclosure on all or any material part of its Liens or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Agents and Secured Parties as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Loan Party or of any action taken pursuant to such notice or in relation to the events giving rise thereto; provided, further, that the foregoing shall not in any way impair any claims that any Agent may have against the other Agent as a result of any failure of such Agent to provide any notice in connection with a foreclosure against the Collateral by such Agent as required under applicable law.

(c) The First Lien Agent shall promptly provide to the Second Lien Agent copies of all collateral reports, appraisals and results of field examinations that it receives. Prior to the Discharge of First Lien Obligations, the First Lien Agent agrees that in the event it does not arrange for at least one appraisal of the trade names and brands and other Intellectual Property of the Loan Parties during any twelve-month period, the Second Lien Agent shall have the right to direct the First Lien Agent to engage Hilco Appraisal Services or other appraisers reasonably acceptable to the First Lien Agent and the Second Lien Agent to conduct such appraisal, and the First Lien Agent agrees to promptly commence such engagement; provided that to the extent the First Lien Agent does not engage an appraiser to conduct such appraisal, the Second Lien Agent may engage an appraiser on behalf of the First Lien Agent. In addition, in the event that the Second Lien Agent requires a second appraisal of the trade names and brands and other Intellectual Property of the Loan Parties during any such twelve-month period, the Second Lien Agent shall have the right to direct the First Lien Agent to engage Hilco Appraisal Services or other appraisers reasonably acceptable to the First Lien Agent and the Second Lien Agent to conduct such appraisal, and the First Lien Agent agrees to promptly commence such engagement. The parties hereby acknowledge that the First Lien Agent’s obligations under this Section 3.3(c) are subject to the Loan Parties’ compliance with their respective obligations under the First Lien Credit Agreement (including as to cooperation with the First Lien Agent) with respect to such appraisals and examinations.

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(d) Upon the reasonable request of the Second Lien Agent, the First Lien Agent shall promptly, but in any event within ten (10) days after such request (but in no event more frequently than once each month), provide to Second Lien Agent copies of reports setting forth all amounts deposited by the Second Lien Loan Parties in any accounts maintained by the Borrower or any Guarantor with the First Lien Agent.

Section 3.4. Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The First Lien Agent and the Second Lien Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral. Upon the receipt of any proceeds of insurance by the First Lien Agent or the Second Lien Agent, such proceeds shall be applied as set forth in Section 4.1(a) hereof.

Section 3.5. No Additional Rights For the Loan Parties Hereunder. If any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.

Section 3.6. Payments Over.

So long as the Discharge of First Lien Obligations has not occurred, any Collateral or Proceeds thereof received by the Second Lien Agent or any Second Lien Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 3.7. Additional Advances by First Lien Lenders. The First Lien Agent, on behalf of the First Lien Lenders, hereby acknowledges and agrees that any additional loans made by the First Lien Agent and the First Lien Lenders constituting First Lien Obligations under the First Lien Credit Agreement pursuant to the right of first refusal set forth in Section 6.17 of the First Lien Credit Agreement (x) shall not be made to the extent that such loans would cause the Maximum First Lien Facility Amount to be exceeded, and (y) shall amortize at the times and in an amount determined on substantially the same basis with the amortization schedule set forth in Section 2.04 of the First Lien Credit Agreement with respect to the loans made under the First Lien Credit Agreement on the Closing Date.

Section 3.8. Legends. The First Lien Agent acknowledges with respect to the First Lien Security Documents, on the one hand, and the Second Lien Agent acknowledges with respect to the Second Lien Security Documents, on the other hand, that such documents will contain the following legend:

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Second Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the security interest granted to the Agent, for the benefit of the Loan Parties, herein and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern and control.

ARTICLE 4.
APPLICATION OF PROCEEDS

Section 4.1. Application of Proceeds.

(a) Application of Proceeds of Collateral. The First Lien Agent and the Second Lien Agent hereby agree that all Collateral and all Proceeds thereof received by either of them (other than with respect to any adequate protection payments received pursuant to Section 6.3 hereof) (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the Collateral, or (iii) following the commencement of any Insolvency Proceeding or any other First Lien Event of Default, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the First Lien Agent,

second, to the payment of the First Lien Obligations (other than the Excess First Lien Obligations) in accordance with the First Lien Loan Documents until the Discharge of First Lien Obligations (other than the Excess First Lien Obligations) shall have occurred;

third, to the payment of the Second Lien Obligations (other than the Excess Second Lien Obligations) in accordance with the Second Lien Loan Documents until the Discharge of Second Lien Obligations (other than the Excess Second Lien Obligations) shall have occurred, fourth, to the payment of the Excess First Lien Obligations set forth in clause (b) of the definition thereof in accordance with the First Lien Loan Documents,

fifth, to the payment of the Excess Second Lien Obligations set forth in clause (b) of the definition thereof in accordance with the Second Lien Loan Documents,

sixth, to the payment of the Excess First Lien Obligations set forth in clauses (a), (c), and (d) of the definition thereof in accordance with the First Lien Loan Documents until the Discharge of First Lien Obligations shall have occurred, seventh, to the payment of the Excess Second Lien Obligations set forth in clause (a) of the definition thereof in accordance with the Second Lien Loan Documents until the Discharge of Second Lien Obligations shall have occurred, and

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eighth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct;

provided that if, in connection with an Insolvency Proceeding, (x) the Lien granted in favor of the First Lien Agent or the First Lien Secured Parties in respect of the Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, the Proceeds received with respect to the Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Second Lien Obligations in accordance with the Second Lien Loan Documents until Discharge of Second Lien Obligations shall have occurred, and (y) the Lien granted in favor of the Second Lien Agent or the Second Lien Secured Parties in respect of the Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, the Proceeds received with respect to the Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the First Lien Obligations in accordance with the First Lien Loan Documents until Discharge of First Lien Obligations shall have occurred.

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the First Lien Agent shall have no obligation or liability to the Second Lien Agent or to any Second Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the First Lien Agent under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(c) Turnover of Collateral After Discharge. Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver to the Second Lien Agent or shall execute such documents as the Second Lien Agent may reasonably request (at the expense of the Borrower) to enable the Second Lien Agent to have control over any Control Collateral still in the First Lien Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2. Specific Performance. Each of the First Lien Agent and the Second Lien Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

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ARTICLE 5.
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1. Notice of Acceptance and Other Waivers.

(a) All First Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the First Lien Agent or any First Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Obligations. All Second Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the First Lien Agent, on behalf of itself and the First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Second Lien Agent or any Second Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Second Lien Obligations.

(b) None of the First Lien Agent, any First Lien Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the First Lien Agent or any First Lien Secured Party otherwise should exercise any of its contractual rights or remedies under any First Lien Loan Documents (subject to the terms and conditions hereof), neither the First Lien Agent nor any First Lien Secured Party shall have any liability whatsoever to the Second Lien Agent or any Second Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The First Lien Agent and the First Lien Secured Parties shall be entitled to manage and supervise their loans under any First Lien Credit Agreement and any of the other First Lien Loan Documents as they may, in their sole discretion, deem appropriate, and may manage their loans without regard to any rights or interests that the Second Lien Agent or any of the Second Lien Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Subject to Section 4.1(b), the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that neither the First Lien Agent nor any First Lien Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the First Lien Loan Documents, so long as such disposition is conducted in accordance with applicable law and does not breach the provisions of this Agreement.

Section 5.2. Modifications to First Lien Documents and Second Lien Documents.

(a) The First Lien Agent and the First Lien Secured Parties may at any time and from time to time and without the consent of or notice to the Second Lien Agent or any Second Lien Secured Party, without incurring any liability to the Second Lien Agent or any Second Lien Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance, or replace any or all of the First Lien Loan Documents; provided, however, that without the consent of the Second Lien Agent, the First Lien Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the First Lien Loan Documents to:

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(1) increase the sum of the then outstanding aggregate principal amount of the loans made under the First Lien Credit Agreement in excess of the amount of the Maximum First Lien Facility Amount;

(2) increase the rates of interest set forth in the definition of “Applicable Margin” as defined in the First Lien Credit Agreement by more than 2.00% per annum (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the Default Rate, or increase the Default Rate by more than 2.00% per annum above the rate applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices);

(3) shorten the scheduled maturity of the First Lien Obligations;

(4) reduce the amount, or extend the time for payment, of any excess cash flow payment set forth in Section 2.03 of the First Lien Credit Agreement or any scheduled amortization set forth in Section 2.04(a) or otherwise in the First Lien Credit Agreement, or amend in any manner Sections 2.03(b) – (e) or Section 2.04 of the First Lien Credit Agreement; provided that, if the First Lien Agent elects, in violation of this Section 5.2(a)(4) or otherwise with the consent of the Second Lien Agent, to waive any mandatory prepayment or scheduled amortization payment required under the First Lien Credit Agreement, then the Second Lien Lenders shall have the option to accept such payment from the Borrower as a prepayment of the Second Lien Obligations, without giving regard to Section 4.1 hereof;

(5) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the Second Lien Obligations that would otherwise be permitted under the First Lien Credit Agreement as in effect on the date hereof;

(6) waive any mandatory or scheduled repayments of the First Lien Obligations pursuant to Section 2.04 of the First Lien Credit Agreement or any mandatory prepayments required pursuant to Section 2.03 of the First Lien Credit Agreement;

(7) waive the implementation of control over and automatic sweep of cash from the Blocked Accounts (as defined in the First Lien Credit Agreement) pursuant to Section 6.12(b) of the First Lien Credit Agreement at any time that a First Lien Event of Default is continuing, or otherwise amend the provisions of Section 6.12 of the First Lien Credit Agreement; or

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(8) make any other amendment or modification in contravention of this Agreement

(b) The Second Lien Agent and the Second Lien Secured Parties may at any time and from time to time and without consent of or notice to the First Lien Secured Parties, without incurring any liability to the First Lien Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Second Lien Loan Documents; provided, however, that without the consent of the First Lien Agent, the Second Lien Agent and the Second Lien Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Second Lien Loan Documents to:

(1) increase the aggregate outstanding principal amount of the Second Lien Obligations in excess of the amount of the Maximum Second Lien Facility Amount;

(2) increase the rate of interest set forth in Section 2.05 of the Second Lien Credit Agreement by more than 2.00% per annum (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the Default Rate) or increase the percentage with respect to the Default Rate by more than 2.00% per annum above the rate applicable thereto on the date hereof;

(3) shorten the scheduled maturity of the Second Lien Obligations;

(4) require any mandatory prepayments or scheduled repayments of the Second Lien Obligations except as provided in the Second Lien Loan Documents as in effect on the date hereof or require that any payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment;

(5) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the First Lien Obligations that would otherwise be permitted under the Second Lien Loan Documents as in effect on the date hereof; or

(6) make any other amendment or modification in contravention of this Agreement.

(c) Subject to Sections 5.2(a) and (b) above, the First Lien Obligations and the Second Lien Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any First Lien Loan Document or any Second Lien Loan Document) of the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent or the Second Lien Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Lien Agent or the Second Lien Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Lien Agent or the Second Lien Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the First Lien Loan Documents and the Second Lien Loan Documents (to the extent such documents survive the refinancing).

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Section 5.3. Reinstatement and Continuation of Agreement.

(a) If the First Lien Agent or any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the First Lien Obligations (a “First Lien Recovery”), then the First Lien Obligations shall be reinstated to the extent of such First Lien Recovery. If this Agreement shall have been terminated prior to such First Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such First Lien Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Second Lien Agent or Second Lien Secured Parties to disgorge payments received by the Second Lien Agent, including from the Proceeds of Collateral, in accordance with the terms of Section 4.1 hereof. All rights, interests, agreements, and obligations of the First Lien Agent, the Second Lien Agent, the First Lien Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of the First Lien Obligations or the Second Lien Obligations. No priority or right of the First Lien Agent or any First Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the First Lien Loan Documents, regardless of any knowledge thereof which the First Lien Agent or any First Lien Secured Party may have.

(b) If the Second Lien Agent or any Second Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Second Lien Obligations (a “Second Lien Recovery”), then the Second Lien Obligations shall be reinstated to the extent of such Second Lien Recovery. If this Agreement shall have been terminated prior to such Second Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such Second Lien Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the First Lien Agent or First Lien Secured Parties to disgorge payments received by the First Lien Agent, including from the Proceeds of Collateral, in accordance with the terms of Section 4.1 hereof. All rights, interests, agreements, and obligations of the First Lien Agent, the Second Lien Agent, the First Lien Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of the First Lien Obligations or the Second Lien Obligations. No right of the Second Lien Agent or any Second Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Second Lien Loan Documents, regardless of any knowledge thereof which the Second Lien Agent or any Second Lien Secured Party may have.

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ARTICLE 6.
INSOLVENCY PROCEEDINGS

Section 6.1. DIP Financing.

(a) If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of First Lien Obligations, and the First Lien Agent or the First Lien Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on any grounds, including a failure to provide “adequate protection” for the Liens of the Second Lien Agent securing the Second Lien Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral except as permitted by Section 6.3(b)(i)), so long as (i) the Second Lien Agent retains its Lien on the Collateral to secure the Second Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (ii) the additional amount advanced against the Collateral pursuant to any such DIP Financing does not exceed five (5%) percent of the appraised value of such Collateral, (iii) all Liens on the Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the First Lien Agent and the First Lien Secured Parties securing the First Lien Obligations on the Collateral; provided that if the Second Lien Agent and the Second Lien Secured Parties exercise the purchase option set forth in Article 7 hereof with respect to the First Lien Obligations, the First Lien Agent agrees, on behalf of the First Lien Secured Parties, that the First Lien Agent and the First Lien Secured Parties shall not seek to provide the Borrower or any Guarantor with a DIP Financing following such purchase.

(b) All Liens granted to the First Lien Agent or the Second Lien Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(c) If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Second Lien Obligations, and the Second Lien Agent or the Second Lien Secured Parties shall seek to provide the Borrower or any Guarantor with a DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on any grounds, including a failure to provide “adequate protection” for the Liens of the First Lien Agent securing the First Lien Obligations so long as all Liens on the Collateral securing any such DIP Financing shall be subordinate to the Liens of the First Lien Agent and the First Lien Secured Parties securing any DIP Financing provided by the First Lien Agent and the First Lien Secured Parties and to the Liens securing the First Lien Obligations on the Collateral. For the avoidance of doubt, the Second Lien Agent and the Second Lien Secured Parties hereby agree that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Loan Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Loan Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the First Lien Obligations are granted on the Collateral.

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Section 6.2. Relief From Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral without the First Lien Agent’s express written consent. In addition, neither the First Lien Agent nor the Second Lien Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the First Lien Agent and the Second Lien Agent to be modified or unless, with respect to the First Lien Agent, it makes a good faith determination that either (A) the Collateral will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the First Lien Agent’s ability to realize upon the Collateral.

Section 6.3. No Contest; Adequate Protection.

(a) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, prior to the Discharge of First Lien Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the First Lien Agent or any First Lien Secured Party for adequate protection of its interest in the Collateral in compliance with the terms of this Agreement, (ii) any proposed provision of DIP Financing by the First Lien Agent and some or all of the First Lien Secured Parties consistent with Section 6.1(a), or (iii) any objection by the First Lien Agent or any First Lien Secured Party to any motion, relief, action, or proceeding based on a claim by the First Lien Agent or any First Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the First Lien Agent as adequate protection of its interests are subject to this Agreement.

(b) The First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that, prior to the Discharge of Second Lien Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Second Lien Agent or any Second Lien Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), (ii) any proposed provision of DIP Financing by the Second Lien Agent and some or all of the Second Lien Secured Parties consistent with Section 6.1(c), or (iii) any objection by the Second Lien Agent or any Second Lien Secured Party to any motion, relief, action or proceeding based on a claim by the Second Lien Agent or any Second Lien Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the Second Lien Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are limited to payments of interest (without giving effect to any default rate of interest under the Second Lien Credit Agreement) and reasonable attorneys fees and other reasonable out of pocket expenses of the Second Lien Secured Parties and are not made with the Proceeds from the Disposition of any Collateral so long as the Proceeds of such Disposition are utilized to permanently reduce the First Lien Obligations.

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(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, in the event that the First Lien Agent, on behalf of itself or any of the First Lien Secured Parties, is granted adequate protection with respect to the Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then the First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens of the Second Lien Agent on the Collateral.

(d) Neither the Second Lien Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any First Lien Secured Party’s claim, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Secured Parties on the Collateral.

(e) Neither the First Lien Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Second Lien Secured Party’s claim.

Section 6.4. Asset Sales. The Second Lien Agent agrees, on behalf of itself and the Second Lien Secured Parties, that it will not oppose any sale consented to by the First Lien Agent of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the Proceeds of such sale are applied in accordance with this Agreement.

Section 6.5. Separate Grants of Security and Separate Classification. Each Second Lien Secured Party and each First Lien Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of First Lien Obligation claims and Second Lien Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expense reimbursements that is available from the Collateral before any distribution is made in respect of the claims held by the Second Lien Secured Parties from the Collateral, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Second Lien Secured Parties.

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Section 6.6. Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7. First Lien Obligations Unconditional. All rights of the First Lien Agent hereunder, and all agreements and obligations of the Second Lien Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Loan Document in accordance with the terms hereof.

Section 6.8. Second Lien Obligations Unconditional. All rights of the Second Lien Agent hereunder, all agreements and obligations of the First Lien Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Loan Document in accordance with the terms hereof.

Section 6.9. Reorganization Securities. Subject to the ability of the First Lien Secured Parties and the Second Lien Secured Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization as provided herein, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

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Section 6.10. Rights as Unsecured Creditors. Except as expressly provided in this Agreement, nothing contained herein shall affect the rights or claims of any Agent or any Secured Party as an unsecured creditor in any Insolvency Proceeding, and the Agents and the Secured Parties shall retain all such rights and claims.

ARTICLE 7.
PURCHASE OPTION

Section 7.1. Right to Purchase. Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of the Second Lien Lenders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Second Lien Secured Party having a ratable right to make the purchase, with each Second Lien Secured Party’s right to purchase being automatically proportionately increased by the amount not purchased by another Second Lien Secured Party), upon written notice from (or on behalf of) such Second Lien Lenders (a “Purchase Notice”) to First Lien Agent to acquire from the First Lien Lenders all (but not less than all) of the right, title, and interest of the First Lien Lenders in and to the First Lien Obligations and the First Lien Loan Documents. The Purchase Notice, if given, shall be irrevocable. On the date specified by the Second Lien Agent in the Purchase Notice (which shall not be more than fifteen (15) Business Days after the receipt by First Lien Agent of the Purchase Notice), the First Lien Lenders shall sell to the purchasing Second Lien Lenders and the purchasing Second Lien Lenders shall purchase from the First Lien Lenders, the First Lien Obligations. During the period commencing on the date such notice is received by the First Lien Agent and ending on the date specified in such notice for the consummation of the purchase, the First Lien Agent shall not Exercise Any Secured Creditor Remedies without the consent of the Second Lien Agent (such consent not to be unreasonably withheld or delayed).

Section 7.2. Payments. On the date of such purchase and sale, the purchasing Second Lien Lenders shall:

(a) pay to First Lien Agent, for the benefit of the First Lien Lenders, as the purchase price therefor, the full amount of all the First Lien Obligations (other than (x) indemnification obligations for which no claim or demand for payment has been made at such time, (y) other than First Lien Obligations cash collateralized in accordance with Section 7.2(b) below), and (z) at the option of the purchasing Second Lien Lenders, any Excess First Lien Obligations) then outstanding and unpaid; provided that, if any Excess First Lien Obligations are outstanding at such time and the purchasing Second Lien Lenders decline to pay such Excess First Lien Obligations in connection with any purchase of the First Lien Obligations pursuant to this Article VII, the First Lien Agent and the First Lien Lenders shall have the right, but not the obligation, to cancel any such purchase and to purchase the full amount of the Second Lien Obligations (other than (x) indemnification obligations for which no claim or demand for payment has been made at such time, and (y) any Excess First Lien Obligations set forth in clause (a) of the definition thereof) then outstanding and unpaid pursuant to the procedures set forth in the final paragraph of this Section 7.2 and the documentation requirements set forth in Section 7.3 below.

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(b) (i) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent determines is reasonably necessary to secure the First Lien Agent and the First Lien Lenders in respect of any Cash Management Obligations (such cash collateral shall be applied to the reimbursement of the Cash Management Obligations as and when such obligations become due and payable and, at such time as all of the Cash Management Obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of Cash Management Obligations shall be remitted to the Second Lien Agent for the benefit of the purchasing Second Lien Lenders), provided that the amount of such cash collateral in respect of this clause (i) shall not exceed $1,000,000 in the aggregate, and (ii) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent and the Second Lien Agent shall reasonably determine is necessary to secure the First Lien Agent and the First Lien Lenders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the First Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of indemnification obligations shall be remitted to the Second Lien Agent for the benefit of the purchasing Second Lien Lenders), or make such other accommodations as are reasonably agreed between the First Lien Agent and the Second Lien Agent with respect to such obligations; and

(c) pay to First Lien Agent and the other First Lien Lenders the amount of all expenses in accordance with the First Lien Loan Documents (including the reimbursement of attorneys’ fees, field examination expenses, and appraisal fees).

Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., Eastern time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., Eastern time.

Section 7.3. Documentation. Any such purchase under this Article 7 shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by First Lien Agent and the other First Lien Lenders as to the First Lien Obligations so purchased, or otherwise, and without recourse to First Lien Agent or any other First Lien Secured Party, except that each First Lien Lender shall represent and warrant: (i) that the amount quoted by such First Lien Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, and (ii) it owns, or has the right to transfer to the purchasing Second Lien Lenders, the rights being transferred.

Section 7.4. Retained Interest of First Lien Lenders. In the event that any one or more of the Second Lien Lenders exercises and consummates the purchase option set forth in this Article 7, the First Lien Lenders shall retain their indemnification rights under the First Lien Credit Agreement for acts, omissions or other matters arising on or prior to the date of such purchase.

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ARTICLE 8.
MISCELLANEOUS

Section 8.1. Rights of Subrogation. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that no payment to the First Lien Agent or any First Lien Secured Party pursuant to the provisions of this Agreement shall entitle the Second Lien Agent or any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Lien Obligations shall have occurred. Following the Discharge of First Lien Obligations, the First Lien Agent agrees to execute such documents, agreements, and instruments as the Second Lien Agent or any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments to the First Lien Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the First Lien Agent are paid by such Person upon request for payment thereof.

Section 8.2. Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the First Lien Agent or the Second Lien Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.2.

Section 8.3. Representations. The Second Lien Agent represents and warrants to the First Lien Agent that it has the requisite power and authority under the Second Lien Loan Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Second Lien Secured Parties and that this Agreement shall be binding obligations of the Second Lien Agent and the Second Lien Secured Parties, enforceable against the Second Lien Agent and the Second Lien Secured Parties in accordance with its terms. The First Lien Agent represents and warrants to the Second Lien Agent that it has the requisite power and authority under the First Lien Loan Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Secured Parties and that this Agreement shall be binding obligations of the First Lien Agent and the First Lien Secured Parties, enforceable against the First Lien Agent and the First Lien Secured Parties in accordance with its terms.

Section 8.4. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Second Lien Agent and the First Lien Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended from time to time, without the consent of either Agent, to add additional Loan Parties, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

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Section 8.5. Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent electronically in PDF or similar format or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic transmission or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

First Lien Agent:	Bank of America, N.A.
100 Federal Street
MA5 100 09-09
Boston, Massachusetts 02110
Attention: Andrew Cerussi
Andrew.cerussi@baml.com

Second Lien Agent:	Pathlight Capital, LLC
One Post Office Square
Suite 3765
Boston, Massachusetts 02110
Attention: Daniel Platt
dplatt@pathlightcapital.com

Section 8.6. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.7. Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the First Lien Agent, any First Lien Secured Party, the Second Lien Agent, or any Second Lien Secured Party may assign or otherwise transfer all or any portion of the First Lien Obligations or the Second Lien Obligations, as applicable, to any other Person (other than the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor and any subsidiary of the Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the First Lien Agent, the Second Lien Agent, any First Lien Secured Party, or any Second Lien Secured Party, as the case may be, herein or otherwise. The First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

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Section 8.8. Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent and the Second Lien Secured Parties. No other Person (including the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor, or any subsidiary of the Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 8.11. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 8.12. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 8.13. VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY FIRST LIEN SECURED PARTY OR ANY SECOND LIEN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY FIRST LIEN LOAN DOCUMENTS, OR ANY SECOND LIEN LOAN DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.14. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the First Lien Credit Agreement and the Second Lien Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any First Lien Secured Party to the obligations due to any Second Lien Secured Party or (ii) any Second Lien Secured Party to the obligations due to any First Lien Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of indebtedness.

Section 8.15. No Warranties or Liability. The Second Lien Agent and the First Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Loan Document or any Second Lien Loan Document. Except as otherwise provided in this Agreement, the Second Lien Agent and the First Lien Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

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Section 8.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Loan Document or any Second Lien Loan Document, the provisions of this Agreement shall govern.

Section 8.17. Information Concerning Financial Condition of the Loan Parties. Each of the Second Lien Agent and the First Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The Second Lien Agent and the First Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Agent or the First Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion except as required pursuant to Section 3.3, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the First Lien Agent, for and on behalf of itself and the First Lien Lenders, and the Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the First Lien Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

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PATHLIGHT CAPITAL, LLC, in its capacity as the Second Lien Agent

By:	/s/ Katie Hendricks
Name:	Katie Hendricks
Title:	Vice President

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ACKNOWLEDGMENT

The Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent, and the Second Lien Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. The Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the First Lien Secured Parties, the Borrower and the Guarantors, the First Lien Loan Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Second Lien Secured Parties, the Borrower and the Guarantors, the Second Lien Loan Documents remain in full force and effect as written and are in no way modified hereby.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

VERSATILE ENTERTAINMENT, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

BELLA ROSE, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST SOURCING, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

WILLIAM RAST LICENSING, LLC

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

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WILLIAM RAST RETAIL, LLC
By: William Rast Sourcing, LLC, as the Manager

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

WILLIAM RAST EUROPE HOLDINGS, LLC
By: William Rast Sourcing, LLC, as the Manager

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

HEELYS, INC.

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

HEELING MANAGEMENT CORP.

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

HEELING HOLDING CORPORATION

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

HEELING SPORTS LIMITED
By: Heeling Management Corp., as the General Partner

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

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By: Heeling Holding Corporation, as the Limited Partner

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

B©AND MATTER, LLC

By:	/s/ Gary Klein
Name:Gary Klein
Title: Chief Financial Officer

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